Exhibit 10.27

                                       March 26, 2001

Board of Directors
UroMed Corporation

1400 Providence Highway Building
Norwood, Massachusetts 02062


Ladies and Gentlemen:

         This letter is to confirm that the undersigned hereby agrees that he will vote all of the shares of UroMed Corporation's common stock, par value $0.01 per share ("Common Stock") held by him of record (and to cause any shares of Common Stock held by his affiliates to be voted) either (i) in accordance with the recommendation of the Board of Directors of UroMed Corporation (`UroMed") or (ii) in the same proportion as UroMed's unaffiliated holders of the Common Stock, with UroMed's Board of Directors having the right from time to time to elect between (i) and (ii) above, so long as Philip Heintz, Lillian Heintz and the Heintz Family Trust- 1997 (the "Trust") are obligated under
Section 6 of that certain Registration Rights and Voting Agreement, dated as of the date herewith among UroMed, Providence Merger Corporation, a wholly owned subsidiary of UroMed, the stockholders of SSGI, the Trust and Philip Heintz, as representative of the stockholders of SSGI ("Registration Rights Agreement") to vote each of their shares of Registrable Securities, as defined therein, in accordance with Section 6 of the Registration Rights Agreement. This restriction shall terminate upon the undersigned's transfer of shares of Common Stock held by him of record (or held by his affiliates) to any third party that is not an affiliate of the undersigned.

                                       Very truly yours,



                                       /s/ John Simon
                                       ------------------------------
                                       John Simon